Exhibit 24

GREIF, INC.

POWER OF ATTORNEY
For Form S-8 Registration Statements

The undersigned, a director of Greif, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Peter G. Watson and each of his successors to the office of Chief Executive Officer of the Company, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director or officer of the Company, to execute any and all of the Company’s Registration Statements on Form S-8, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the “Securities Act”), any shares of Class A Common Stock or Class B Common Stock of the Company for sale under, and pursuant to, any and all of the Company’s current or hereafter adopted or approved stock option plans or other “employee benefit plans” (as such term is defined under Rule 405 promulgated under the Securities Act), as such plans are currently amended or shall hereafter be amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned has executed and delivered this Power of Attorney in the capacity and on the date set forth opposite the undersigned’s signature.

/s/ VICKI L. AVRIL-GROVES	Director	December 16, 2019
Vicki L. Avril-Groves	Position(s) with the Company	Date

/s/ BRUCE A. EDWARDS	Director	December 16, 2019
Bruce A. Edwards	Position(s) with the Company	Date

/s/ MARK A. EMKES	Director	December 16, 2019
Mark A. Emkes	Position(s) with the Company	Date

/s/ JOHN F. FINN	Director	January 1, 2020
John F. Finn	Position(s) with the Company	Date

/s/ MICHAEL J. GASSER	Director	December 16, 2019
Michael J. Gasser	Position(s) with the Company	Date

/s/ DANIEL J. GUNSETT	Director	December 16, 2019
Daniel J. Gunsett	Position(s) with the Company	Date

/s/ JUDITH D. HOOK	Director	December 16, 2019
Judith D. Hook	Position(s) with the Company	Date

/s/ JOHN W. MCNAMARA	Director	December 21, 2019
John W. McNamara	Position(s) with the Company	Date